EXHIBIT 23. (p)(1)(t)

LEE FINANCIAL MUTUAL FUND, INC.

CODE OF ETHICS

ATTACHMENT A

Effective: July 27, 2000

Amended: January 1, 2018

List of Access Persons

Clayton Chow – Director

Lynden Keala – Director

Stuart Marlowe – Director

Karen Nakamura – Director

Kim Scoggins – Director

Terrence Lee – CEO and Interested Director

Edwin Chau - Analyst

Nora Foley – President and Chief Compliance Officer

Christine Iha – Administration

Jandi Iha – Administration

Stephanie Kuwaye – Senior Administrator

Janel Lam - Administration

Summer Lee – Wealth Manager

Kathy Lum – Vice President Wealth Manager

Barry Magaoay – Vice President Wealth Manager

Lee Ann Matsuda – Treasurer and Vice President

Charlotte Meyer – Secretary and Director of Finance

Amber Suhas – Wealth Manager

Charlotte Teruya – Wealth Manager

List of Investment Personnel

Terrence Lee – CEO and Director; Portfolio Manager

Review Officer

Nora Foley – President and Chief Compliance Officer

Alternate Review Officer

Terrence Lee – CEO and Interested Director